Exhibit 99.1

Citizens First Corporation Announces First Quarter 2018 Results and Increase in Quarterly Common Dividend

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

•	Increase in earnings per share of 19.5% compared to first quarter 2017
•	Increase in assets of 4.6% compared to year end 2017
•	Loan growth of 3.9% compared to year end 2017
•	Increase of 16.7% in quarterly common dividend

BOWLING GREEN, KY,  April  19, 2018 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the three months ended March 31, 2018 which include the following:

For the quarter ended March 31, 2018 the Company reported net income of $1,084,000, or $0.43 per diluted common share (EPS).  This represents a 19.5% increase or $177,000 from the  $907,000, or $0.36 per diluted common share, for the quarter ended March 31, 2017. “Loan growth and lower income tax expense combined to drive profitability in the first quarter,” said Todd Kanipe, President and CEO.  “The challenge continues to be our margin as the competition for deposits in our region stiffens,” Kanipe added.

Income Statement

Net interest income increased  $120,000, or 3.2%, from the prior year.  The Company’s net interest margin was 3.55% for the three months ended March 31, 2018,  compared to 3.68% for the three months ended March 31, 2017, a decrease of 13 basis points.  The Company’s net interest margin was impacted by an increase in the cost of average interest-bearing liabilities of 27 basis points.

There was a $30,000 provision for loan losses in both the current and previous year.

Non-interest income increased $8,000, or 1.0%, primarily due to an increase in service charges on deposit accounts of $20,000 and an increase in other service charges and fees of $17,000,  offset by a reduction in gains on the sale of securities of $23,000 and a decrease in gains on the sales of mortgage loans of $18,000.

Non-interest expense increased $68,000, or 2.1%, primarily due to an increase in personnel expenses of $112,000 offset by a reduction in data processing expenses of $59,000.

Income tax expense decreased $117,000, or 31.9% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017.

Credit Quality

Non-performing assets totaled $2.1  million, or 0.43% of total assets, at March 31,  2018 compared to $1.3 million, or 0.29% of total assets at December 31, 2017, an increase of approximately $740,000.   The balance is primarily one restructured agricultural-related credit which was moved to non-accrual status during the first quarter of 2017.

The allowance for loan losses at March 31,  2018 was $4.7 million, or 1.21% of total loans, compared to $4.9 million, or 1.34% of total loans as of March 31, 2017.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at March 31,  2018 were $487.0 million, compared to $465.4 million at December 31, 2017, an increase of $21.6 million or 4.6%.   Loans increased $14.7 million, or 3.9%, from December 31, 2017 to March 31,  2018.    Deposits increased $14.2 million, or 3.8%, from December 31, 2017 to March 31,  2018.  Borrowings from the Federal Home Loan Bank increased $7.0 million, or 17.5%, from December 31, 2017 to March 31,  2018.

Stockholders’ equity increased to $46.4 million at March 31,  2018 from $45.8 million at December 31, 2017.  The book value per common share and tangible book value per common share ratios were $18.29 and $16.64, respectively, at March 31,  2018 compared to $18.14 and $16.47, respectively, at December 31, 2017.

Quarterly Common Dividend Payable May 16

On April  19, 2018, the Board of Directors declared a quarterly cash dividend of $0.07  per common share payable May  16, 2018 to shareholders of record on May 4, 2018.  This represents an increase of 16.7% from the quarterly cash dividend of $0.06 per common share declared in January, 2018.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	March 31,	December 31,	December 31,
	2018	2017	2016
Assets
Cash and due from financial institutions	$6,303	$6,444	$8,542
Interest-bearing deposits in other financial institutions	22,962	13,532	11,018
Available-for-sale securities	46,044	48,616	53,547
Loans held for sale	570	427	264
Loans	388,935	374,239	359,391
Allowance for loan losses	(4,693)	(4,724)	(4,854)
Premises and equipment, net	9,060	9,140	9,390
Bank owned life insurance (BOLI)	8,571	8,528	8,351
Federal Home Loan Bank (FHLB) stock, at cost	2,065	2,053	2,025
Accrued interest receivable	1,518	1,681	1,622
Deferred income taxes	768	670	1,464
Goodwill and other intangible assets	4,203	4,221	4,291
Other assets	699	555	371
Total Assets	$487,005	$465,382	$455,422
Liabilities
Deposits
Noninterest bearing	$53,834	$53,259	$52,322
Savings, NOW and money market	183,779	175,087	173,620
Time	148,895	143,968	144,497
Total deposits	386,508	372,314	370,439
FHLB advances and other borrowings	47,000	40,000	35,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	328	285	220
Other liabilities	1,741	1,949	2,399
Total Liabilities	440,577	419,548	413,058
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	—	7,261
Common stock	33,169	33,138	25,920
Retained earnings	14,162	13,142	9,706
Accumulated other comprehensive (loss)	(903)	(446)	(523)
Total stockholders’ equity	46,428	45,834	42,364
Total liabilities and stockholders’ equity	$487,005	$465,382	$455,422

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest and dividend income	$4,860	$4,905	$4,640	$4,593	$4,457
Interest expense	960	858	777	726	677
Net interest income	3,900	4,047	3,863	3,867	3,780

Provision (credit) for loan losses	30	(150)	(30)	—	30

Non-interest income
Service charges on deposit accounts	298	315	317	327	278
Other service charges and fees	281	288	317	301	264
Gain on sale of mortgage loans	50	82	79	88	68
Non-deposit brokerage fees	99	97	90	91	87
Lease income	52	52	53	80	52
BOLI income	43	45	44	45	43
Gain on sale of securities	—	-	25	—	23
Total non-interest income	823	879	925	932	815

Non-interest expenses:
Personnel expense	1,846	1,740	1,673	1,655	1,734
Net occupancy expense	453	448	449	446	461
Advertising and public relations	81	78	111	77	71
Professional fees	164	86	160	171	130
Data processing services	194	192	214	251	253
Franchise shares and deposit tax	120	88	132	132	132
FDIC insurance	42	47	52	49	49
Other	459	433	415	432	461
Total non-interest expenses	3,359	3,112	3,206	3,213	3,291

Income before income taxes	1,334	1,964	1,612	1,586	1,274
Income taxes	250	1,012	490	478	367
Net income	1,084	952	1,122	1,108	907
Dividends on preferred stock	—	—	—	119	119
Net income available for common stockholders	$1,084	$952	$1,122	$989	$788
Basic earnings per common share	$0.43	$0.38	$0.44	$0.49	$0.39
Diluted earnings per common share	$0.43	$0.37	$0.44	$0.43	$0.36

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Average:
Assets	$476,063	$462,966	$449,770	$454,524	$452,265
Earning Assets	448,853	435,458	422,258	427,674	424,349
Loans	384,184	370,173	362,343	363,733	363,824
Interest-bearing deposits	322,627	317,196	312,668	319,883	314,939
Deposits	375,617	369,643	364,798	368,743	364,227
Borrowed funds	52,167	45,000	37,696	39,769	43,078
Equity	46,023	45,907	44,916	44,047	42,827
Common equity	46,023	45,907	44,916	38,240	35,718

Return on average assets	0.92%	0.82%	0.99%	0.98%	0.81%
Return on average equity	9.55%	8.23%	9.91%	10.09%	8.59%

Efficiency ratio	70.72%	62.46%	66.51%	66.10%	70.96%
Non-interest income to average assets	0.70%	0.75%	0.82%	0.82%	0.73%
Non-interest expenses to average assets	2.86%	2.67%	2.83%	2.84%	2.95%
Net overhead to average assets	2.16%	1.91%	2.01%	2.01%	2.22%
Yield on loans	4.75%	4.88%	4.73%	4.69%	4.60%
Yield on investment securities (TE)	2.56%	2.77%	2.68%	2.85%	2.87%
Yield on average earning assets (TE)	4.42%	4.52%	4.41%	4.37%	4.32%
Cost of average interest bearing liabilities	1.04%	0.94%	0.88%	0.81%	0.77%
Net interest margin (TE)	3.55%	3.74%	3.68%	3.69%	3.68%
Number of FTE employees	96	98	97	95	94

Asset Quality Indicators:
Non-performing loans to total loans	0.54%	0.36%	0.73%	0.8%	0.83%
Non-performing assets to total assets	0.43%	0.29%	0.58%	0.63%	0.65%
Allowance for loan losses to total loans	1.21%	1.26%	1.34%	1.36%	1.34%
YTD net charge-offs (recoveries) to average loans, annualized	0.06%	(0.01)%	—%	(0.01)%	(0.02)%
YTD net charge-offs (recoveries)	61	(22)	2	(13)	(22)

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Share Data and ratios)
	March 31,	December 31,	December 31,
Consolidated Capital Ratios	2018	2017	2016

Total shareholders’ equity to total assets ratio	9.53%	9.85%	9.30%
Tangible equity ratio (1)	8.75%	9.02%	8.44%
Tangible common equity ratio (1)	8.75%	9.02%	6.83%
Book value per common share	$18.29	$18.14	$17.54
Tangible book value per common share (1)	$16.64	$16.47	$15.40
End of period common share closing price	$25.41	$24.00	$18.00

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
	March 31,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2018	2017	2016

Total shareholders’ equity (a)	$46,428	$45,834	$42,364
Less:
Preferred stock	—	—	(7,261)
Common equity (b)	46,428	45,834	35,103
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(106)	(124)	(194)
Tangible common equity (c)	42,225	41,613	30,812
Add:
Preferred stock	—	—	7,261
Tangible equity (d)	42,225	41,613	38,073

Total assets (e)	487,005	465,382	455,422
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(106)	(124)	(194)
Tangible assets (f)	$482,802	$461,161	$451,131
Shares outstanding (in thousands) (g)	2,538	2,526	2,001

Book value per common share (b/g)	$18.29	$18.14	$17.54
Tangible book value per common share (c/g)	$16.64	$16.47	$15.40
Equity to assets ratio (a/e)	9.53%	9.85%	9.30%
Tangible equity ratio (d/f)	8.75%	9.02%	8.44%
Common equity ratio (b/e)	9.53%	9.85%	7.71%
Tangible common equity ratio (c/f)	8.75%	9.02%	6.83%